Exhibit 15.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-223785) of Elbit Systems Ltd. of our report dated March 15, 2019 relating to the financial statements of IMI Systems Ltd., which appears in the Annual Report on Form 20-F of Elbit Systems Ltd. dated March 19, 2019.

By:	/s/ Kesselman & Kesselman
Kesselman & Kesselman A member firm of PricewaterhouseCoopers International Limited

Tel-Aviv, Israel, March 25, 2020